Exhibit 99.1

JOINDER AGREEMENT

This Joinder Agreement (this “Agreement”) is executed and delivered by                    (the “Obligor”), a shareholder [fill in as applicable — ex. executive officer, director, etc.] of Sajan, Inc., a Minnesota corporation (the “Company”), in favor of MathStar, Inc., a Delaware corporation (the “Acquiror”), as of January 8, 2010.  The Obligor, intending to be legally bound, agrees as follows:

1.                                       General.  Reference is hereby made to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among the Acquiror, Garuda Acquisition, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Acquiror (the “Sub”), the Company, and Thomas Magne, solely in his capacity as agent for the holders of common stock of the Company, pursuant to which the Company will merge with and into the Sub (the “Merger”), with the Sub to survive the Merger and to become a wholly-owned subsidiary of the Acquiror.  The Obligor is a holder of Company Common Stock [fill in as applicable — ex. executive officer, director, etc.] and will materially benefit from the consummation of the Merger.  As a condition to the Acquiror’s obligation to consummate the Merger, and as a material inducement to the Acquiror to consummate the Merger, the Obligor has agreed to execute and deliver this Agreement.  Capitalized terms used herein, but not defined herein, shall have the respective meanings ascribed to them in the Merger Agreement.

2.                                       Joinder.  For good and valuable consideration, the sufficiency of which is hereby acknowledged by the Obligor, the Obligor hereby agrees that upon execution of this Agreement, the Obligor shall become a party to the Merger Agreement and shall be fully bound by, and subject to, all of the covenants, agreements, representations, warranties, indemnities, obligations and conditions of the Merger Agreement (including, without limitation, Article VIII of the Merger Agreement) as though an original party thereto.  In accordance with the provisions of the Merger Agreement, the Obligor hereby agrees and acknowledges that the Obligor shall have personal liability beyond the loss of [his, her or its] Pro Rata Share of the Escrow Fund for any Indemnifiable Damages incurred by any of the Indemnified Persons in respect of:

(a)                                  a breach by the Company of Section 2.4 (Authority and Enforceability), Section 2.5 (Non-Contravention), Section 2.7 (Capital Structure), Section 2.15 (Intellectual Property), Section 2.17 (Taxes) and Section 2.18 (Employee Benefit Plans and Employee Matters) of the Merger Agreement; and

(b)                                 fraud or intentional misrepresentation by the Company, for which applicable law and/or court order will govern the personal liability of Obligor.

Notwithstanding anything to the contrary contained in this Section 2, , any claim for the recovery of Indemnifiable Damages shall first be satisfied from the Escrow Cash, and claims for the recovery of Indemnifiable

Damages shall not be presented against the Obligor until the Escrow Cash is no longer sufficient to pay such Indemnifiable Damages.

3.                                       Other Obligors.  The Obligor acknowledges that other Persons have also executed and delivered to Acquiror Joinder Agreements upon substantially the same terms and conditions as this Agreement and agrees that the execution and delivery to the Acquiror of the other Joinder Agreements shall have no affect on the liability of the Obligor arising under this Agreement.

4.                                       Obligor’s Representations and Warranties.  The Obligor hereby represents and warrants to the Acquiror as follows: (a) this Agreement has been duly executed and delivered by the Obligor and this Agreement is the valid and binding obligation of the Obligor enforceable against the Obligor in accordance with its terms; and (b) the execution, delivery and performance by the Obligor of this Agreement will not conflict with, result in any violation or breach of, or constitute a default under, any term or provision of any Contract to which the Obligor is a party or under any applicable Legal Requirements.

5.                                       Miscellaneous.  This Agreement shall inure to the benefit of Acquiror and its successors and assigns.  This Agreement shall be binding on the Obligor and [his/her] estate, personal representatives, heirs and assigns. This Agreement may only be amended pursuant to a written agreement executed by the undersigned parties.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAW.

6.                                       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement even if all parties are not signatories to each counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

Obligor:

[ ]

Acquiror:

MathStar, Inc.

By:
Name:	Alexander H. Danzberger, Jr.
Title:	President and Chief Executive Officer